 Exhibit (17)(d)

 (Ticker Symbol: SGAGX)

SEMI-ANNUAL REPORT
March 31, 2013

SGA Global Growth Fund
a series of Investment Managers Series Trust
Table of Contents

Schedule of Investments	1
Statement of Assets and Liabilities	4
Statement of Operations	5
Statements of Changes in Net Assets	6
Financial Highlights	7
Notes to Financial Statements	8
Expense Example	14

This report and the financial statements contained herein are provided for the general information of the shareholders of the SGA Global Growth Fund.  This report is not authorized for distribution to prospective investors in the Fund unless preceded or accompanied by an effective Prospectus.

www.sgafunds.com

SGA Global Growth Fund
SCHEDULE OF INVESTMENTS
As of March 31, 2013 (Unaudited)

Number
of Shares		Value
	COMMON STOCKS – 97.8%
	BASIC MATERIALS – 4.2%
1,050	Monsanto Co.	$110,912

	COMMUNICATIONS – 10.3%
197	Amazon.com, Inc.*	52,499
2,100	eBay, Inc.*	113,862
65	Google, Inc. - Class A*	51,612
570	MercadoLibre, Inc.	55,039
		273,012

	CONSUMER, CYCLICAL – 13.9%
6,105	Arcos Dorados Holdings, Inc. - Class A	80,586
1,580	Fastenal Co.	81,133
1,460	Starbucks Corp.	83,161
871	Starwood Hotels & Resorts Worldwide, Inc.	55,509
935	Yum! Brands, Inc.	67,264
		367,653

	CONSUMER, NON-CYCLICAL – 35.5%
566	Anheuser-Busch InBev N.V. - ADR	56,345
1,719	Cia de Bebidas das Americas - ADR	72,765
2,657	Coca-Cola Amatil Ltd. - ADR	80,720
688	Colgate-Palmolive Co.	81,205
5,596	Danone S.A. - ADR	78,512
3,585	Elekta A.B. - B Shares	54,436
250	Fomento Economico Mexicano S.A.B. de C.V. - ADR	28,375
642	Fresenius Medical Care A.G. & Co. KGaA - ADR	21,738
164	Intuitive Surgical, Inc.*	80,555
1,500	Nestle S.A. - ADR	108,705
600	Novo Nordisk A/S - ADR	96,900
1,535	Novozymes A/S - ADR	52,113
76,827	Shandong Weigao Group Medical Polymer Co., Ltd. - Class H	69,576
1,377	VistaPrint N.V.*	53,235
		935,180

	ENERGY – 9.2%
1,589	National Oilwell Varco, Inc.	112,422
1,007	Schlumberger Ltd.	75,414
1,040	Transocean Ltd.	54,039
		241,875

	FINANCIAL – 8.3%
1,812	State Street Corp.	107,071
655	Visa, Inc. - Class A	111,245
		218,316

SGA Global Growth Fund
SCHEDULE OF INVESTMENTS - Continued
As of March 31, 2013 (Unaudited)

Number
of Shares		Value
	COMMON STOCKS (Continued)
	TECHNOLOGY – 16.4%
184	Apple, Inc.	$81,444
1,230	ARM Holdings PLC - ADR	52,115
909	Cerner Corp.*	86,128
1,200	QUALCOMM, Inc.	80,340
1,060	Red Hat, Inc.*	53,593
994	SAP A.G. - ADR	80,057
		433,677

	TOTAL COMMON STOCKS (Cost $2,248,165)	2,580,625

	SHORT-TERM INVESTMENTS – 3.4%
88,830	Federated Treasury Obligations Fund, 0.01%1	88,830

	TOTAL SHORT-TERM INVESTMENTS (Cost $88,830)	88,830

	TOTAL INVESTMENTS – 101.2% (Cost $2,336,995)	2,669,455
	Liabilities in Excess of Other Assets – (1.2)%	(31,618)

	TOTAL NET ASSETS –100.0%	$2,637,837

ADR – American Depositary Receipt
PLC – Public Limited Company

*	Non-income producing security.
1	The rate is the annualized seven-day yield at period end.

See accompanying Notes to Financial Statements.

SGA Global Growth Fund
SUMMARY OF INVESTMENTS
As of March 31, 2013 (Unaudited)

Security Type/Country	Percent of Total Net Assets
Common Stocks
United States	56.3%
Switzerland	6.2%
Denmark	5.6%
Argentina	5.1%
Germany	3.9%
Australia	3.1%
France	3.0%
Brazil	2.7%
China	2.6%
Belgium	2.1%
Sweden	2.1%
Netherlands	2.0%
United Kingdom	2.0%
Mexico	1.1%
Total Common Stocks	97.8%
Short-Term Investments	3.4%
Total Investments	101.2%
Liabilities in Excess of Other Assets	(1.2)%
Total Net Assets	100.0%

See accompanying Notes to Financial Statements.

SGA Global Growth Fund
STATEMENT OF ASSETS AND LIABILITIES
As of March 31, 2013 (Unaudited)

Assets:
Investments, at value (cost $2,336,995)	$2,669,455
Cash	207
Receivables:
Investment securities sold	12,208
Dividends and interest	5,881
Advisor	4,052
Prepaid expenses	1,940
Total assets	2,693,743

Liabilities:
Payables:
Distribution fees (Note 6)	1,847
Fund accounting fees	12,099
Transfer agent fees and expenses	11,276
Auditing fees	10,278
Administration fees	8,961
Custody fees	2,950
Legal fees	2,330
Chief Compliance Officer fees	1,562
Trustees' fees and expenses	848
Accrued other expenses	3,755
Total liabilities	55,906

Net Assets	$2,637,837

Components of Net Assets:
Capital (par value of $0.01 per share with an unlimited number of shares authorized)	$2,291,214
Accumulated net investment loss	(7,207)
Accumulated net realized gain on investments and foreign currency transactions	21,370
Net unrealized appreciation on investments	332,460
Net Assets	$2,637,837

Number of shares issued and outstanding	209,549
Net asset value per share	$12.59

See accompanying Notes to Financial Statements.

SGA Global Growth Fund
STATEMENT OF OPERATIONS
For the Period Ended March 31, 2013 (Unaudited)

Investment Income:
Dividends (net of foreign tax withholding of $603)	$14,029
Interest	3
Total investment income	14,032

Expenses:
Fund accounting fees	16,992
Administration fees	16,953
Transfer agent fees and expenses	15,086
Registration fees	11,468
Advisory fees	11,053
Auditing fees	10,037
Legal fees	4,987
Chief Compliance Officer fees	4,488
Custody fees	4,164
Miscellaneous	3,156
Trustees' fees and expenses	2,992
Distribution fees (Note 6)	2,764
Insurance fees	359
Total expenses	104,499
Advisory fees waived	(11,053)
Other expenses absorbed	(74,102)
Net expenses	19,344
Net investment loss	(5,312)

Realized and Unrealized Gain (Loss) on Investments and Foreign Currency:
Net realized gain (loss) on:
Investments	34,628
Foreign currency transactions	(1)
Net change in unrealized appreciation/depreciation on investments	114,745
Net realized and unrealized gain on investments and foreign currency	149,372

Net Increase in Net Assets from Operations	$144,060

See accompanying Notes to Financial Statements.

SGA Global Growth Fund
STATEMENT OF CHANGES IN NET ASSETS

	For the Six Months Ended March 31, 2013 (Unaudited)	For the Year Ended September 30, 2012
Increase (Decrease) in Net Assets from:
Operations:
Net investment loss	$(5,312)	$(8,227)
Net realized gain on investments and
foreign currency transactions	34,627	36,985
Net change in unrealized appreciation/depreciation
on investments	114,745	318,782
Net increase in net assets resulting
from operations	144,060	347,540

Distributions to Shareholders:
From net realized gains	(36,837)	-
Total distributions to shareholders	(36,837)	-

Capital Transactions:
Net proceeds from shares sold	397,538	554,515
Reinvestment of distributions	36,837	-
Cost of shares redeemed	(750)	-
Net increase in net assets from capital transactions	433,625	554,515

Total increase in net assets	540,848	902,055

Net Assets:
Beginning of period	2,096,989	1,194,934
End of period	$2,637,837	$2,096,989

Accumulated net investment loss	$(7,207)	$(1,895)

Capital Share Transactions:
Shares sold	32,251	48,113
Shares reinvested	3,167	-
Shares redeemed	(62)	-
Net increase from capital share transactions	35,356	48,113

See accompanying Notes to Financial Statements.

SGA Global Growth Fund
FINANCIAL HIGHLIGHTS

Per share operating performance.
For a capital share outstanding throughout the period.

	For the Six Months Ended March 31, 2013 (Unaudited)		For the Year Ended September 30, 2012	For the Period December 31, 2010* to September 30, 2011

Net asset value, beginning of period	$12.04		$9.48	$10.00
Income from Investment Operations:
Net investment loss1	(0.03)		(0.05)	(0.04)
Net realized and unrealized gain (loss)
on investments and foreign currency	0.79		2.61	(0.48)
Total from investment operations	0.76		2.56	(0.52)

Less Distributions:
From net realized gains	(0.21)		-	-
Total distributions	(0.21)		-	-

Net asset value, end of period	$12.59		$12.04	$9.48

Total return	6.47%	2	27.00%	(5.20)%	2

Ratios and Supplemental Data:
Net assets, end of period (in thousands)	$2,638		$2,097	$1,195

Ratio of expenses to average net assets:
Before fees waived and expenses absorbed	9.44%	3	12.02%	28.14%	3
After fees waived and expenses absorbed	1.75%	3	1.75%	1.74%	3
Ratio of net investment loss to average net assets:
Before fees waived and expenses absorbed	(8.17)%	3	(10.76)%	(26.92)%	3
After fees waived and expenses absorbed	(0.48)%	3	(0.49)%	(0.52)%	3
Portfolio turnover rate	20%	2	41%	48%	2

*	Commencement of operations.
1	Based on average shares outstanding during the period.
2	Not annualized.
3	Annualized.

See accompanying Notes to Financial Statements.

SGA Global Growth Fund
NOTES TO FINANCIAL STATEMENTS
March 31, 2013 (Unaudited)

Note 1 – Organization
SGA Global Growth Fund (the ‘‘Fund’’) was organized as a non-diversified series of Investment Managers Series Trust, a Delaware statutory trust (the “Trust”) which is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).  The Fund’s primary investment objective is long-term capital appreciation.  The Fund commenced investment operations on December 31, 2010.

Note 2 – Accounting Policies
The following is a summary of the significant accounting policy consistently followed by the Fund in the preparation of its financial statements.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements.  Actual results could differ from these estimates.

(a) Valuation of Investments
The Fund values equity securities at the last reported sale price on the principal exchange or in the principal over the counter (“OTC”) market in which such securities are traded, as of the close of regular trading on the NYSE on the day the securities are being valued or, if there are no sales, at the mean between the last available bid and asked prices on that day.  Securities traded on the NASDAQ are valued at the NASDAQ Official Closing Price (“NOCP”).  Other types of securities, including restricted securities and securities for which market quotations are not readily available, are valued at fair value as determined in accordance with procedures established in good faith by the Board of Trustees.  Short-term securities with remaining maturities of sixty days or less are valued at amortized cost, which approximates market value.

A Fund’s assets are valued at their fair market value.  If a market quotation is not readily available for a portfolio security, the security will be valued at fair value (the amount which the Fund might reasonably expect to receive for the security upon its current sale) as determined in good faith by the Fund’s advisor, subject to review and approval by the Valuation Committee, pursuant to procedures adopted by the Board of Trustees.  The actions of the Valuation Committee are subsequently reviewed by the Board at its next regularly scheduled board meeting.  The Valuation Committee meets as needed.  The Valuation Committee is comprised of all the Trustees but action may be taken by any one of the Trustees.

(b) Investment Transactions, Investment Income and Expenses
Investment transactions are accounted for on the trade date.  Realized gains and losses on investments are determined on the identified cost basis.  Dividend income is recorded net of applicable withholding taxes on the ex-dividend date and interest income is recorded on an accrual basis.  Withholding taxes on foreign dividends have been provided for in accordance with the Fund’s understanding of the applicable country’s tax rules and rates.  Expenses incurred by the Trust with respect to more than one fund are allocated in proportion to the net assets of each fund except where allocation of direct expenses to each fund or an alternative allocation method can be more appropriately made.

(c) Foreign Currency Translation
The Fund’s records are maintained in U.S. dollars.  The value of securities, currencies and other assets and liabilities denominated in currencies other than U.S. dollars are translated into U.S. dollars based upon foreign exchange rates prevailing at the end of the reporting period.  The currencies are translated into U.S. dollars by using the exchange rates quoted prior to when the Fund’s net asset value is next determined.  Purchases and sales of investment securities, income and expenses are translated on the respective dates of such transactions.

SGA Global Growth Fund
NOTES TO FINANCIAL STATEMENTS - Continued
March 31, 2013 (Unaudited)

The Fund does not isolate that portion of its net realized and unrealized gains and losses on investments resulting from changes in foreign exchange rates from the impact arising from changes in market prices.  Such fluctuations are included with net realized and unrealized gain or loss from investments and foreign currency.

Net realized foreign currency transaction gains and losses arise from sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the differences between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid.  Net unrealized foreign currency translation gains and losses arise from changes in the value of assets and liabilities, other than investments in securities, resulting from changes in the exchange rates.

(d) Federal Income Taxes
The Fund intends to comply with the requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its net investment income and any net realized gains to its shareholders.  Therefore, no provision is made for federal income or excise taxes.  Due to the timing of dividend distributions and the differences in accounting for income and realized gains and losses for financial statement and federal income tax purposes, the fiscal year in which amounts are distributed may differ from the year in which the income and realized gains and losses are recorded by the Fund.

Accounting for Uncertainty in Income Taxes (the “Income Tax Statement”) requires an evaluation of tax positions taken (or expected to be taken) in the course of preparing a Fund’s tax returns to determine whether these positions meet a “more-likely-than-not” standard that, based on the technical merits, have a more than fifty percent likelihood of being sustained by a taxing authority upon examination.  A tax position that meets the “more-likely-than-not” recognition threshold is measured to determine the amount of benefit to recognize in the financial statements.  The Fund recognizes interest and penalties, if any, related to unrecognized tax benefits as income tax expense in the Statements of Operations.

The Income Tax Statement requires management of the Fund to analyze tax positions taken in the prior three open tax years, if any, and tax positions expected to be taken in the Fund’s current tax year, as defined by the IRS statute of limitations for all major jurisdictions, including federal tax authorities and certain state tax authorities.  For the six months ended March 31, 2013, the Fund did not have a liability for any unrecognized tax benefits.  The Fund has no examination in progress and is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly change in the next twelve months.

(e) Distributions to Shareholders
The Fund will make distributions of net investment income and capital gains, if any, at least annually.  Distributions to shareholders are recorded on the ex-dividend date.  The amount and timing of distributions are determined in accordance with federal income tax regulations, which may differ from GAAP.

The character of distributions made during the year from net investment income or net realized gains may differ from the characterization for federal income tax purposes due to differences in the recognition of income, expense and gain (loss) items for financial statement and tax purposes.  Where appropriate, reclassifications between net asset accounts are made for such differences that are permanent in nature.

Note 3 – Investment Advisory and Other Agreements
The Trust, on behalf of the Fund, entered into an Investment Advisory Agreement (the “Agreement”) with Sustainable Growth Advisers, LP (the “Advisor”).  Under the terms of the Agreement, the Fund pays a monthly investment advisory fee to the Advisor at the annual rate of 1.00% of the Fund’s average daily net assets.  The

SGA Global Growth Fund
NOTES TO FINANCIAL STATEMENTS - Continued
March 31, 2013 (Unaudited)

Advisor has contractually agreed to waive its fee and, if necessary, to absorb other operating expenses in order to limit total annual operating expenses (excluding taxes, leverage interest, brokerage commissions, dividend expenses on short sales, acquired fund fees and expenses as determined in accordance with Form N-1A, expenses incurred in connection with any merger or reorganization, or extraordinary expenses such as litigation) to 1.75% of the Fund's average daily net assets until January 31, 2023.

For the six months ended March 31, 2013, the Advisor waived all of its advisory fees and absorbed other expenses of $85,155.  The Advisor may recover from the Fund fees and expenses previously waived and/or absorbed if the Fund’s expense ratio, including the recovered expenses, falls below the expense limit at which they are waived.  The Advisor is permitted to seek reimbursement from the Fund for a period three fiscal years following the fiscal year in which such reimbursements occurred.  The Advisor may recapture a portion of the following amounts no later than September 30, of the years stated below:

2014:	$157,015
2015:	172,794
2016:	85,155
$414,964

On January 1, 2013, IMST Distributors, LLC succeeded Grand Distribution Services, LLC as the Fund’s distributor; UMB Fund Services, Inc. (“UMBFS”) serves as the Fund’s fund accountant, transfer agent and co-administrator; and Mutual Fund Administration Corporation (“MFAC”) serves as the Fund’s other co-administrator.  UMB Bank, n.a., an affiliate of UMBFS, serves as the Funds’ custodian.

Certain trustees and officers of the Trust are employees of UMBFS or MFAC.  The Fund does not compensate trustees and officers affiliated with the Fund’s co-administrators.  For the six months ended March 31, 2013, the Fund’s allocated fees incurred to Trustees who are not affiliated with the Fund’s co-administrators are reported on the Statement of Operations.

Cipperman & Co. provides Chief Compliance Officer (“CCO”) services to the Trust.  The Fund’s allocated fees incurred for CCO services for the six months ended March 31, 2013, are reported on the Statement of Operations.

Note 4 – Federal Income Taxes
At March 31, 2013, gross unrealized appreciation and depreciation of investments and foreign currency owned by the Fund, based on cost for federal income tax purposes were as follows:

Cost of investments	$2,352,980

Gross unrealized appreciation	399,840
Gross unrealized depreciation	(83,365)
Net unrealized appreciation (depreciation) on investments and foreign currency translations	$316,475

The difference between cost amounts for financial statement and federal income tax purposes is due primarily to timing differences in recognizing certain gains and losses in security transactions.

SGA Global Growth Fund
NOTES TO FINANCIAL STATEMENTS - Continued
March 31, 2013 (Unaudited)

As of September 30, 2012, the components of accumulated earnings on a tax basis were as follows:

Undistributed ordinary income	$-
Undistributed long-term gains	30,246
Tax accumulated earnings	30,246
Accumulated capital and other losses	(1,895)

Unrealized appreciation (depreciation) on investments	211,049
Unrealized appreciation (depreciation) on foreign currency	-
Total accumulated earnings	$239,400

As of September 30, 2012, the Fund had $1,895 of qualified late-year ordinary losses, which are deferred until fiscal year 2013 for tax purposes.  Net late-year losses incurred after December 31, and within the taxable year are deemed to arise on the first day of the Fund’s next taxable year.

Note 5 – Redemption Fee
The Fund may impose a redemption fee of 2.00% of the total redemption amount on all shares redeemed within 60 days of purchase.  For the six months ended March 31, 2013, the Fund received $0 in redemption fees.

Note 6 – Investment Transactions
For the six months ended March 31, 2013, purchases and sales of investments, excluding short-term investments, were $835,027 and $450,762, respectively.

Note 7 – Distribution Plan
The Trust, on behalf of the Fund, has adopted a Distribution Plan (the “Plan”) pursuant to Rule 12b-1 under the 1940 Act that allows the Fund to pay distribution fees for the sale and distribution of its shares.  The Plan provides for the payment of distribution fees at the annual rate of up to 0.25% of average daily net assets, payable to IMST Distributors, LLC effective January 1, 2013.  Prior to January 1, 2013, distribution fees were payable to the Advisor as the distribution coordinator.

For the six months ended March 31, 2013, distribution fees incurred are disclosed on the Statement of Operations.

Note 8 – Indemnifications
In the normal course of business, the Fund enters into contracts that contain a variety of representations which provide general indemnifications.  The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred.  However, the Fund expects the risk of loss to be remote.

Note 9 – Fair Value Measurements and Disclosure
Fair Value Measurements and Disclosures defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosure about fair value measurements.  It also provides guidance on determining when there has been a significant decrease in the volume and level of activity for an asset or liability, when a transaction is not orderly, and how that information must be incorporated into a fair value measurement.

Under Fair Value Measurements and Disclosures, various inputs are used in determining the value of the Fund’s investments.  These inputs are summarized into three broad Levels as described below:

SGA Global Growth Fund
NOTES TO FINANCIAL STATEMENTS - Continued
March 31, 2013 (Unaudited)

•	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access.

•
Level 2 – Observable inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.  These inputs may include quoted prices for the identical instrument on an inactive market, prices for similar instruments, interest rates, prepayment speeds, credit risk, yield curves, default rates and similar data.

•
Level 3 – Unobservable inputs for the asset or liability, to the extent relevant observable inputs are not available, representing the Fund’s own assumptions about the assumptions a market participant would use in valuing the asset or liability, and would be based on the best information available.

The availability of observable inputs can vary from security to security and is affected by a wide variety of factors, including, for example, the type of security, whether the security is new and not yet established in the marketplace, the liquidity of markets, and other characteristics particular to the security.  To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment.  Accordingly, the degree of judgment exercised in determining fair value is greatest for instruments categorized in Level 3.

The inputs used to measure fair value may fall into different Levels of the fair value hierarchy.  In such cases, for disclosure purposes, the Level in the fair value hierarchy within which the fair value measurement falls in its entirety, is determined based on the lowest Level input that is significant to the fair value measurement in its entirety.

In addition, the Fund has adopted Accounting Standards Update No. 2011-04 Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs which amends Fair Value Measurements and Disclosures to establish common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards.  Enhanced disclosure is required to detail any transfers in to and out of Level 1 and Level 2 measurements and Level 2 and Level 3 measurements and the reasons for the transfers.

The inputs or methodology used for valuing securities are not an indication of the risk associated with investing in those securities.  The following is a summary of the inputs used, as of March 31, 2013, in valuing the Fund’s assets carried at fair value:

	Level 1	Level 2*	Level 3*	Total
Investments
Common Stocks1	$2,580,625	$-	$-	$2,580,625
Short-Term Investments	88,830	-	-	88,830
Total Investments	$2,669,455	$-	$-	$2,669,455

1	All common stocks held in the Fund are Level 1 securities. For a detailed break-out of common stocks by major industry classification, please refer to the Schedule of Investments.
*	The Fund did not hold any Level 2 or Level 3 securities at period end.

Transfers are recognized at the end of the reporting period.  There were no transfers at period end.

SGA Global Growth Fund
NOTES TO FINANCIAL STATEMENTS - Continued
March 31, 2013 (Unaudited)

Note 10 – Recently Issued Accounting Pronouncements
In January 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2013-01 Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities.  This update gives additional clarification to the FASB ASU No. 2011-11 Disclosures about Offsetting Assets and Liabilities.  The amendments in this ASU require an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position.  The ASU is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.  The guidance requires retrospective application for all comparative periods presented.  Management is currently evaluating the impact ASU 2013-01 will have on the financial statement disclosures.

SGA Global Growth Fund
EXPENSE EXAMPLE
For the Six Months Ended March 31, 2013 (Unaudited)

Expense Example
As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, and (2) ongoing costs, including management fees; distribution and/or service (12b-1) fees; and other Fund expenses.  The examples below are intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

These examples are based on an investment of $1,000 invested at the beginning of the period and held for the entire period from 10/1/2012 to 3/31/13.

Actual Expenses
The information in the row titled “Actual Performance” of the table below provides actual account values and actual expenses.  You may use the information in these columns, together with the amount you invested, to estimate the expenses that you paid over the period.  Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the appropriate row under the column titled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes
The information in the row titled “Hypothetical (5% annual return before expenses)” of the table below provides hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratios and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return.  The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period.  You may use this information to compare the ongoing costs of investing in the Fund and other funds.  To do so, compare these 5% hypothetical examples with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transaction costs, such as sales charges (load) or contingent deferred sales charges.  Therefore, the information under the headings “Hypothetical (5% annual return before expenses)” is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds.  In addition, if these transactional costs were included, your costs would have been higher.

	Beginning Account Value	Ending Account Value	Expense Paid During Period*
	10/1/12	3/31/13	10/1/12 – 3/31/13
Actual Performance	$ 1,000.00	$ 1,064.70	$ 9.00
Hypothetical (5% annual return before expenses)	1,000.00	1,016.22	8.78

*
Expenses are equal to the Fund’s annualized expense ratio of 1.75% multiplied by the average account value over the period, multiplied by 182/365 (to reflect the six month period).  The expense ratios reflect an expense waiver.  Assumes all dividends and distributions were reinvested.

This page intentionally left blank

This page intentionally left blank

Investment Advisor
Sustainable Growth Advisers, LP
301 Tresser Boulevard, Ste 1310
Stamford, Connecticut 06901

Independent Counsel
Bingham McCutchen LLP
355 S. Grand Avenue, Suite 4400
Los Angeles, California 90071

Custodian
UMB Bank, n.a.
928 Grand Boulevard, 5th Floor
Kansas City, Missouri  64106

 Fund Co-Administrator
Mutual Fund Administration Corporation
2220 E. Route 66, Suite 226
Glendora, California  91740

Fund Co-Administrator, Transfer Agent and Fund Accountant
UMB Fund Services, Inc.
803 West Michigan Street
Milwaukee, Wisconsin  53233-2301

Distributor
IMST Distributors, LLC
Three Canal Plaza, Suite 100
Portland, Maine 04101
www.Foreside.com

FUND INFORMATION

	TICKER	CUSIP
SGA Global Growth Fund	SGAGX	461418 592

Privacy Principles of the SGA Global Growth Fund for Shareholders
The Fund is committed to maintaining the privacy of its shareholders and to safeguarding its non-public personal information. The following information is provided to help you understand what personal information the Fund collects, how we protect that information and why, in certain cases, we may share information with select other parties.

Generally, the Fund does not receive any non-public personal information relating to its shareholders, although certain non-public personal information of its shareholders may become available to the Fund.  The Fund does not disclose any non-public personal information about its shareholders or former shareholders to anyone, except as permitted by law or as is necessary in order to service shareholder accounts (for example, to a transfer agent or third party administrator).

This report is sent to shareholders of the SGA Global Growth Fund for their information.  It is not a Prospectus, circular or representation intended for use in the purchase or sale of shares of the Fund or of any securities mentioned in this report.

Proxy Voting Policies and Procedures
A description of the Fund’s proxy voting policies and procedures related to portfolio securities is available without charge, upon request, by calling the Fund at 1-888-988-8SGA (8742) or on the U.S. Securities and Exchange Commission’s (“SEC”) website at http://www.sec.gov.

Proxy Voting Record
Information regarding how the Fund voted proxies for portfolio securities, if applicable, during the most recent 12-month period ended June 30, is also available, without charge and upon request by calling 1-888-988-8SGA (8742) or by accessing the Fund’s Form N-PX on the SEC’s website at http://www.sec.gov.

Form N-Q Disclosure
The Fund files its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q.  The Fund’s Form N-Q is available on the SEC website at  http://www.sec.gov or by calling the Fund at 1-888-988-8SGA (8742).  The Fund’s Form N-Q may also be viewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling (202) 551-8090.

SGA Global Growth Fund
P.O. Box 2175
Milwaukee, WI 53201
Toll Free: 1-888-988-8SGA (8742)